SCHEDULE 13G

CUSIP No. 83084G109		Page 9 of 10

EXHIBIT A: Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common shares, par value $0.00005 per share, of Sky-mobi Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SCHEDULE 13G

CUSIP No. 83084G109		Page 10 of 10

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 25, 2013.

Xplane Ltd.	By:	/s/ Li Ou
Li Ou
		Title:	Director

Qinyi Zhu	By:	/s/ Qinyi Zhu
		Name:	Qinyi Zhu

Li Ou	By:	/s/ Li Ou
		Name:	Li Ou